PRESS

RELEASE

SYNTROLEUM ANNOUNCES THIRD QUARTER RESULTS

For Immediate Release

Tuesday, October 25, 2005

Contact:	Mel Scott

Syntroleum Corporation

Tulsa – (918) 592-7900

www.syntroleum.com

Tulsa, OK(Syntroleum Corporation (NASDAQ: SYNM) today announced unaudited financial results for the third quarter ended September 30, 2005. Third quarter 2005 revenues were $0.7 million compared to $0.2 million during the third quarter of 2004. The increase in revenues is the result of additional joint development projects with the United States Government. A net loss of $12.1 million, or ($0.22) per share, was recognized for the third quarter of 2005, a decrease from the net loss of $12.5 million, or ($0.27) per share, for the third quarter of 2004. The Company has invested capital of $15.3 million in oil and gas activities and capital expenditures during 2005, an increase of $11.9 million over the same period last year. The Company’s cash balance at September 30, 2005 was $82.0 million, reflecting the receipt of $81.5 million during the year from the sale of common stock and option and warrant exercises. This compares to a cash balance of $31.6 million at December 31, 2004.

Third Quarter 2005 vs. Third Quarter 2004

The Company incurred expenses for the quarter ended September 30, 2005 of $5.5 million related to research, development, and engineering programs, including $2.5 million of expenditures at its Catoosa Demonstration Facility, compared to $6.0 million for these activities in the quarter ended September 30, 2004. General, administrative and other expenses for the quarter ended September 30, 2005 were $4.9 million, compared to $5.7 million of general, administrative and other expenses for the same period last year. Non-cash charges for the quarter ended September 30, 2005 totaled $3.3 million, including $2.8 million in depreciation, depletion, amortization, and impairment expense and $0.5 million of non-cash equity compensation, compared to $1.4 million of non-cash items for the quarter ended September 30,

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Syntroleum Announces Third Quarter Results

October 25, 2005

2004, consisting of $1.2 million of non-cash equity compensation and $0.2 million of depreciation, depletion, amortization, and impairment expense.

Nine Months ended September 30, 2005 vs. Nine Months ended September 30, 2004

Revenues for the nine months ended September 30, 2005 were $7.2 million, including $5.8 million related to fuels delivery, compared to $6.3 million for the same period in 2004. Revenues in the 2004 period included $5.7 million relating to the liquidation of catalyst materials. The Company incurred a net loss of $24.3 million, or ($0.46) per share, for the nine months ended September 30, 2005, a decrease of $6.4 million compared to the same period in 2004 when a loss of $30.7 million, or ($0.72) per share, was incurred.

The Company incurred expenses for the nine months ended September 30, 2005 of $14.6 million related to research, development, and engineering programs, including $7.0 million of expenditures at its Catoosa Demonstration Facility, compared to $17.2 million, including $10.2 million of expenditures at the Catoosa Demonstration Facility, for these activities during the nine months ended September 30, 2004. General, administrative and other expenses for the nine months ended September 30, 2005 were $17.2 million, compared to $15.8 million of general, administrative and other expenses for the same period last year. Non-cash items for the nine months ended September 30, 2005 totaled $8.0 million, including $4.2 million in depreciation, depletion, amortization, and impairment expense and $3.8 million of non-cash equity compensation, compared to $3.6 million of non-cash items for the nine months ended September 30, 2004, consisting of $0.4 million for depreciation, depletion, impairment, amortization, and impairment expense and $3.2 million of non-cash equity compensation. Other income for the nine months ended September 30, 2005 was $4.0 million, compared to $0.2 million of other income for the nine months ended September 30, 2004. The increase resulted from the bonus payment from other participants in the Company’s Aje field development project offshore Nigeria.

The Company’s third quarter 2005 conference call will take place Tuesday, October 25, 2005 at 10:00 AM EDT, during which Syntroleum’s senior management will discuss financial results for the period, progress on the Company’s commercial developments and other important activities. A web cast of the call will be available via the Internet by accessing www.syntroleum.com. Listeners should allow a few minutes for registration into the web site. A replay of this conference call will be available on the web site under the Syntroleum Investor Relations tab for a period of one year.

Syntroleum Corporation owns a proprietary gas-to-liquids process for converting natural gas into synthetic liquid hydrocarbons. The Company plans to use its GTL technology, as well as other third party gas processing technologies, to develop and participate in gas monetization projects in a number of global locations.

Syntroleum Announces Third Quarter Results

October 25, 2005

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(Tables Follow)

® “Syntroleum” is registered as a trademark and service mark in the U.S. Patent and Trademark Office.

Syntroleum Announces Third Quarter Results

October 25, 2005

Syntroleum Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited) (Amounts in thousands, except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Revenue
Joint Development	$ 616	$ 215	$ 7,044	$ 612
Catalyst Materials	-	-	-	5,674
Gas Sales	9	-	70	-
Other	92	-	98	3

Total Revenue	717	215	7,212	6,289
Operating Expenses
Catalyst Materials Cost	-	-	-	3,033
Lease Operating Expenses	2	-	16	-
Catoosa Demonstration Facility	2,456	3,764	7,039	10,161
Pilot Plant, Engineering, and R&D	2,980	2,228	7,586	7,026
Depreciation, depletion, amortization, and impairment	2,787	150	4,168	440
G&A and Other (includes non-cash equity compensation of $552 and $1,234 for the three months ended September 30, 2005 and 2004, respectively, and $3,788 and $3,151 for the nine months ended September 30, 2005 and 2004, respectively.)	4,955	5,656	17,163	15,786

Total Operating Expenses	13,180	11,798	35,972	36,446

Income (Loss) from Operations	(12,463)	(11,583)	(28,760)	(30,157)

Investment and Interest Income	785	178	1,731	682
Interest Expense	(430)	(454)	(1,275)	(1,338)
Other Income (Expense)	25	(616)	4,023	169
Taxes	-	-	-	(12)

Net Income (Loss)	$ (12,083)	$ (12,475)	$ (24,281)	$ (30,656)

Earnings (Loss) Per Share (Basic and Diluted)	$ (0.22)	$ (0.27)	$ (0.46)	$ (0.72)

Weighted Average Shares Outstanding	55,443	45,729	52,888	42,474

Syntroleum Announces Third Quarter Results

October 25, 2005

Syntroleum Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited) (Amounts in thousands)

	September 30, 2005	December 31, 2004
Assets
Cash and Cash Equivalents	$ 82,024	$ 31,573
Restricted Cash	3,776	221
Other Current Assets	2,937	2,162
Property and Equipment, net	13,353	7,733
Total Non-Current Assets	3,050	3,062

Total Assets	$ 105,140	$ 44,751

Liabilities and Stockholders’ Equity
Current Liabilities	$6,095	$ 5,458
Deferred Revenue (current)	-	5,873
Convertible Debt	25,496	24,221
Other Non-current Liabilities	93	115
Joint Venture	3,229	-
Deferred Revenue (non-current)	21,405	21,702
Minority Interests	706	706

Total Liabilities	57,024	58,075

Total Stockholders’ Equity	48,116	(13,324)

Total Liabilities and Stockholders’ Equity	$ 105,140	$ 44,751

Syntroleum Announces Third Quarter Results

October 25, 2005

Syntroleum Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited) (Amounts in Thousands)
	Nine Months Ended September 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$ (24,281)	$ (30,656)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation, depletion, amortization, and impairment	4,168	442
Foreign currency exchange	(298)	(494)
Non-cash compensation expense	3,790	3,151
Non-cash interest expense	1,275	1,338
Non-cash settlement of Australia liability	-	408
Gain on sale of assets or interest in projects	(3,558)	(23)
Changes in assets and liabilities	(4,814)	(5,420)
Net cash flows used in operating activities	(23,718)	(31,254)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(909)	(778)
Oil and gas related expenditures	(14,374)	(2,633)
Proceeds from note receivable	5	-
Proceeds from interest in project	9,440	-
Change in restricted cash	(3,555)	22,568
Proceeds from investments	-	121
Net cash flows used in investing activities	(9,393)	19,278

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock and option and warrant exercises	81,487	31,765
Joint venture acquisition costs	(500)	-
Proceeds from joint venture	3,178	-
Proceeds from issuance of convertible debt	-	682
Proceeds from settlement of note receivable from officer	-	100
Settlement of Australia Liability	-	(14,477)
Purchase and retirement of treasury stock	(599)	(238)
Net cash flows provided by financing activities	83,566	17,832

FOREIGN EXCHANGE EFFECT ON CASH	(4)	(95)
NET CHANGE IN CASH AND CASH EQUIVALENTS	50,451	5,761
CASH AND CASH EQUIVALENTS, beginning of period	31,573	32,695
CASH AND CASH EQUIVALENTS, end of period	$ 82,024	$ 38,456